Exhibit 10.5

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

DATED 1st August 2013 (‘Agreement Date’)

(1)	AmpliPhi Bioscience Corporation
(2)	The University of Leicester
(3)	The University of Glasgow

COLLABORATION AGREEMENT

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

CONTENTs

1	Interpretation and Defined Terms in this Agreement	2

2	Research Work	3

3	Reports and Conferences	3

4	Costs, Billings and other Support	3

5	Publicity	4

6	Confidentiality	4

7	Publications	5

8	Intellectual Property	5

9	Grant of Rights	6

10	Term and Termination	7

11	Independent Contractor	8

12	Liabilities	8

13	Third Party Rights	10

14	Entire Agreement	10

15	Force Majeure	10

16	Assignment	10

17	Variation	10

18	Severability	10

19	Waiver	11

20	Notices	11

21	Disputes	11

22	Governing Law	11

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

COLLABORATION AGREEMENT

(the ‘Agreement’) Dated 1st August 2013

Between:

(1)	AmpliPhi Bioscience Corporation, having offices at A.B.N. 51 102 575 511, PO Box 421, Brookvale NSW 2100 Australia, Colworth Science Park, Sharnbrook Bedfordshire, MK44 1LQ, United Kingdom and 4870 Sadler Rd Suite 300, Glen Allen, VA 23060 USA (the “Sponsor”); and

(2)	The University of Leicester of University Road, Leicester LE1 7RH, United Kingdom (“Leicester”); and

(3)	The University Court of the University of Glasgow, incorporated under the Universities (Scotland) Act 1889 and having its principal office at University Avenue, Glasgow G12 8QQ, United Kingdom a registered Scottish charity in terms of Section 13(2) of the Charities and Trustee Investment (Scotland) Act 2005 (Charity Number SC004401, Charity Name ‘University of Glasgow Court’) (“Glasgow”).

Each a ‘Party’ and together the ‘Parties’.

INTRODUCTION

(A)	Leicester through its employee Dr Martha Clokie has Materials, Intellectual Property [*****] and know-how for use in the development of bacteriophage specific for C. difficile for use as therapeutic agents against Clostridium difficile (C. difficile) infections.

(B)	Glasgow through its employee Dr Gill Douce has expertise and know-how in animal models of C. difficile infection.

(C)	Sponsor wishes to develop a bacteriophage therapeutic to resolve C. difficile infections and are funding Leicester (to carry out in vitro) and Glasgow (to carry out animal model) development work on Leicester’s bacteriophage.

(D)	This Agreement covers the work programme to be carried out at Glasgow; Leicester will provide the bacteriophage and act as overall Project Coordinator for the development work; including project managing (ensuring the timely provision of Leicester’s Materials and regular communication) and coordinating the reporting of data to Sponsor and ensuring that results are presented in a translatable form. The funding of Leicester’s in vitro work programme is the subject of a separate collaboration agreement between Leicester and Sponsor dated April 24th, 2013, (the “Collaboration Agreement”).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Agreed

1	Interpretation and Defined Terms in this Agreement

In this Agreement, the terms set out below will have the following meanings:-

1.1	‘Arising IP’ means all (or any part) of the IP written, developed, originated, conceived or made in the conduct of the Project by, or on behalf of, or jointly with Glasgow and/or Leicester, specifically including any Results but excluding Glasgow’s Background IP and any Improvements.

1.2	‘Background IP’ means any IP:-

1.2.1	owned by any Party at the start of Contract Period; and

1.2.2	necessary to the Project which the owning Party agrees in writing to make available for use in the Project (as such use may be agreed to by the Sponsor);

1.3	‘Confidential Information’ means any commercial, technical and other information and data (of whatever nature and form) proprietary to the Party disclosing it (the ‘Disclosing Party’) which is directly or indirectly disclosed or made available by or on behalf of the Disclosing Party to the other Party (the ‘Receiving Party’), whether in writing, orally, in drawings, by site visits, by access to computer software or data or in any other manner.

1.4	‘Contract Period’ means from 1st August, 2013 until 22nd October, 2014.

1.5	‘Costs’ means the contribution of the Sponsor to the costs of the Project as set out in Annex 2.

1.6	‘Improvements’ means any improvements, modifications, adaptations to or new uses or applications of Glasgow’s Background IP.

1.7	‘Intellectual Property’ and ‘IP’ means all patents, registered designs, trademarks and service marks (whether registered or not), copyright, database rights, plant breeders rights, design right, know-how, information and all similar property and rights including that subsisting (in any part of the world) in inventions, designs, performances, computer programs, semiconductor topographies, confidential information, business names, goodwill and the styles of presentation of goods or services and in applications for protection of them in any jurisdiction.

1.8	‘Leicester’s Materials’ means Leicester’s C. difficile specific bacteriophage in Leicester’s possession prior to the start of the Contract Period.

1.9	‘Principal Investigator’ means Dr Gill Douce (or such other employee or employees of Glasgow as the Parties reasonably agree).

1.10	‘Project’ means the project as described in Annex 1 under the direction of the Principal Investigator.

1.11	‘Project Coordinator’ means Leicester. The tasks of the Project Coordinator will be carried out by Dr Martha Clokie and will include ensuring the timely provision of Leicester’s Materials, scheduling regular Project updates and meetings, collating data, ensuring that Results are presented in a translatable form and submitting reports to Sponsor.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.12	‘Results’ means any results generated by or on behalf of a Party under the Project including materials, data and information and other outputs in any format.

1.13	References to ‘including’ in this Agreement in the context of a list or description of items shall be construed as meaning ‘including without limiting the generality of the foregoing’, such that the items following are merely examples of items which are included and/or items which are identified as being included for the avoidance of any doubt as to their inclusion, and such items are not descriptive of the class of items which may be included.

1.14	The headings in this Agreement are for ease of reference only and shall not affect its interpretation.

2	Research Work

2.1	Glasgow will start to perform the Project promptly after the commencement date of the Contract Period and will use its reasonable endeavours to perform the Project substantially in accordance with Annex 1. The Sponsor acknowledges that the Project is research based and experimental in nature and as such, specific results cannot be guaranteed.

2.2	Leicester will provide Leicester’s Materials to Glasgow within forty-five (45) days of the start of the Contract Period as required for the Project.

3	Reports and Conferences

3.1	Glasgow will submit a final report to Leicester and Sponsor within forty-five (45) days following:-

3.1.1	the end of the Contract Period; or if earlier

3.1.2	the termination of this Agreement.

3.2	Leicester and Sponsor will then coordinate the delivery of the final report to Sponsor within one month of receipt of the final report from Glasgow.

3.3	During the term of this Agreement, representatives of Glasgow and Leicester will meet or otherwise communicate with representatives of the Sponsor at agreed times and places to discuss progress and the Results, ongoing plans and proposed changes in the Project. In addition to the Costs, the Sponsor will pay travel costs reasonably incurred by the Principal Investigator or other Glasgow or Leicester representatives as may be required to attend such meetings with representatives of the Sponsor.

4	Costs, Billings and other Support

4.1	Glasgow will invoice the Sponsor, in pounds Sterling, in advance, for the Costs according to the payment plan in Annex 2, except that any costs incurred under Clause 3.3 will be paid in arrears.

4.2	The Costs will be paid by the Sponsor within 28 days of the date of Glasgow’s invoice. The Sponsor will also pay VAT at the prevailing rate, if applicable.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.3	If the Sponsor fails to pay any Costs on the due date, Glasgow may, without prejudice to its other rights and remedies, charge the Sponsor interest in respect of the sum overdue in accordance with The Late Payment of Commercial Debts (Interest) Act 1998 from the due date for payment to the date of actual payment (both dates inclusive) and Glasgow will be entitled to reimbursement of all expenses (including legal fees) incurred with respect to collection of overdue Costs.

4.4	The Sponsor shall provide support and contribute to the Project as set out in Annex 1. Glasgow shall not be liable for any delay or non-performance of its obligations hereunder where such delay or non-performance is as a result of the Sponsor’s failure to provide its support or contribution.

4.5	Any costs incurred by Leicester in the performance of the Project Coordinator role will be covered under the Collaboration Agreement.

5	Publicity

5.1	The Sponsor will not use the name of Glasgow or Leicester, nor of any member of Glasgow's or Leicester’s Project staff, in any publicity, advertising or news release without the prior written approval of an authorised representative of Glasgow or Leicester. Other than for annual reporting purposes, Glasgow and Leicester will not use the name of the Sponsor, nor any employee of the Sponsor, in any publicity without the prior written approval of the Sponsor. Notwithstanding the foregoing, Sponsor may disclose any information, including the name of Glasgow or Leicester, required to be disclosed under applicable laws or regulations, including regulations of the United States Securities and Exchange Commission or any applicable stock exchange.

6	Confidentiality

6.1	Each Party will not during the Agreement and for a period of five (5) years after the date of termination of this Agreement disclose Confidential Information of either of the other Parties.

6.2	Glasgow and Leicester will treat Arising IP and the Results as Confidential Information of the Sponsor and, except as set forth in Clause 7, shall obtain the prior written consent of the Sponsor before disclosing the same to any third party, such consent not to be unreasonably withheld or delayed. The Parties expressly agree that it shall be reasonable for the Sponsor to withhold such consent if in Sponsor’s discretion any such disclosure would limit Sponsor’s ability to protect such Arising IP.

6.3	The obligations in Clauses 6.1 and 6.2 shall not apply or shall cease to apply to Confidential Information which:

6.3.1	has been received from a third party who are not bound by an obligation of confidentiality to the Disclosing Party;

6.3.2	was already in the Receiving Party’s possession prior to its acquisition from the Disclosing Party as evidenced by written records;

6.3.3	was independently generated by the Receiving Party without the use of the Disclosing Party’s Confidential Information as evidenced by written records;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3.4	is in or comes into the public domain other than by reason of a breach of this Agreement;

6.3.5	is required to be disclosed by law or a court or other competent authority including, but not limited to, disclosures required under the Freedom of Information Act 2000, the Freedom of Information (Scotland) Act 2002 and the Environmental Information Regulations 2004; or

6.3.6	is disclosed with prior written consent of the Disclosing Party.

7	Publications

7.1	The Sponsor recognises that Glasgow and Leicester staff will normally wish to publish the Results and/or Arising IP. Glasgow and Leicester will:

7.1.1	provide to Sponsor a draft of any proposed paper or article at least 30 days prior to its submission for publication; and

7.1.2	provide a draft of any proposed oral presentation to the Sponsor at least 30 days prior to the date of the oral presentation; and

7.1.3	acknowledge all contributors to the Results and/or Arising IP within the paper, article and/or presentation.

7.2	Within 30 days of the date of provision to the Sponsor under Clause 7.1, the Sponsor may in writing:-

7.2.1	request reasonable amendments to protect the Sponsor’s commercial interests; and/or

7.2.2	request a reasonable delay to publication (limited to a maximum of 30 days from the date of receipt of the Sponsor’s response) to the extent required to file patent applications on such Arising IP.

7.3	If Glasgow and Leicester receive no notification under Clause 7.2 within 30 days of the date of provision to the Sponsor, the Sponsor will be deemed to have given approval. Glasgow and Leicester will comply with any reasonable requests provided timely pursuant to Clause 7.2.

7.4	During the term of this Agreement and for six (6) months thereafter, the Sponsor will not publish the Results and/or Arising IP without the prior written consent of Glasgow and Leicester, such consent not to be unreasonably withheld or delayed, provided that no consent shall be required for any disclosure of Results and/or Arising IP that has previously entered the public domain other than by breach of this Agreement.

8	Intellectual Property

8.1	For the avoidance of doubt all Background IP and Leicester’s Materials used in connection with the Project shall remain the property of the Party to whom it belonged prior to the commencement of the Project.

8.2	All rights, title and interest to Arising IP under the Project shall belong to the Sponsor as follows:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Glasgow’s rights, title and interest to any Arising IP under the Project have been assigned to Leicester under a separate assignment and revenue sharing agreement between Glasgow and Leicester (the “Revenue Sharing Agreement”). Leicester in turn shall and hereby does assign all rights, title and interest to any Results and Arising IP including all those received under the Revenue Sharing Agreement to the Sponsor.

8.3	The Sponsor may, at its sole cost, apply for patent or other IP protection in the Sponsor's name for any Arising IP. Glasgow and Leicester will cooperate with the Sponsor in executing such documents as may be reasonably required in the prosecution of such application(s).

8.4	The Sponsor will pay all reasonable costs incurred by Glasgow and Leicester for any assistance that Glasgow and Leicester provide to the Sponsor in respect of Clause 8.3 and/or in support of any application for patent or other IP protection.

8.5	The Sponsor will not intentionally allow to lapse its rights to apply for protection of or prosecution or maintenance of the protection of the Arising IP without first notifying Leicester in writing of its intention not to apply for protection of or prosecution or maintenance of the protection of the Arising IP and without offering such rights to Leicester free of charge. Leicester will then be free to file or continue prosecution or maintain any such application(s) and to maintain any protection in any jurisdiction at Leicester’s sole expense.

8.6	The Sponsor grants to Glasgow and Leicester a perpetual, irrevocable, non-exclusive, sub-licensable, royalty-free licence to use the Arising IP and the Results for non-commercial collaborative research with non-commercial organisations and for each entity’s own academic research and teaching purposes.

9	Grant of Rights

9.1	The Sponsor grants to Glasgow and Leicester a non-exclusive, sub-licensable, royalty-free licence to use the Arising IP and Results to the extent necessary for the purposes of the Project.

9.2	The Parties grant to each other a royalty-free right to use each other’s Background IP and Leicester’s Materials to the extent required for the purpose of the Project (during the Contract Period only) and subject to any third party rights to such Background IP.

9.3	If the Sponsor requires access to Background IP, owned by Glasgow and/or Leicester, Glasgow and/or Leicester express their willingness to grant separate non-exclusive licences:

9.3.1	only to the extent required to commercialise the Results and/or Arising IP;

9.3.2	upon fair and reasonable commercial terms to be agreed; and

9.3.3	subject to any third party rights to such Background IP.

10	Ownership, Supply and use of Leicester’s Materials

10.1	Glasgow shall not supply the whole or any part of Leicester’s Materials to any other person or organisation and nor shall it permit any other person or organisation to make use of Leicester’s Materials.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.2	Glasgow undertakes that Leicester’s Materials will only be used by Glasgow and its employees (under the direct supervision of the Principle Investigator) for the sole purpose of the Project and will not be used for any commercial purpose or commercially sponsored research. Glasgow will not administer any of Leicester’s Materials to humans and Leicester’s Materials will not be used for the testing or treatment of humans or in relation to human diagnosis or care.

10.3	Glasgow shall keep Leicester’s Materials at Glasgow’s premises in a safe, clean, uncontaminated and suitable environment and use Leicester’s Materials only in accordance with best laboratory practice.

10.4	Glasgow shall at all times comply with all usual precautions in handling materials of such nature and all applicable laws and regulations applicable to the use, shipping, storage, handling or disposal of Leicester’s Materials and in particular shall ensure that all appropriate consents have been obtained in relation to such use, shipping, storage, handling or disposal of Leicester’s Materials.

10.5	Glasgow shall take reasonable steps to ensure all its employees and all other persons engaged in the Project using Leicester’s Materials are aware of and comply with the terms of the Agreement.

11	Term and Termination

11.1	This Agreement will continue until the end of the Contract Period unless terminated in accordance with this Clause 11 or by mutual written agreement of the Parties.

11.2	Any Party may terminate this Agreement on written notice forthwith, if:

11.2.1	Any other Party commits a material breach of this Agreement which has not been remedied after 90 days written notice of the breach (such notice expressly referring to possible termination of this Agreement); or

11.2.2	the Principal Investigator becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not available (such an event not to be treated as a breach of this Agreement).

11.3	Glasgow and Leicester may terminate this Agreement forthwith if the Sponsor enters into any arrangement or composition with its creditors, commits any act of bankruptcy or (being a corporation) if an order is made or an effective resolution is passed for its winding up (except for the purposes of amalgamation or reconstruction), or if a petition is presented to court, or if a receiver and manager, receiver, administrative receiver or administrator is appointed in respect of the whole, or any part of, the Sponsor's undertaking or assets or there are reasonable grounds for anticipating the occurrence of any of these events within the foreseeable future.

11.4	On termination of this Agreement (except for termination by the Sponsor under Clause 11.2.1) the Sponsor will pay all Costs falling due for payment prior to termination and any non-cancellable costs incurred after the date of termination arising from commitments reasonably incurred and/or entered into by Glasgow in connection with the performance of the Project prior to the date of termination. The Sponsor shall pay all such Costs within thirty (30) days of the date of Glasgow’s invoice for those Costs.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.5	Subject to Clause 8, termination of the Agreement by a Party for any reason shall not affect the rights and obligations of the Parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, for any reason, shall affect the Sponsor's rights and duties under Clause 8. Those clauses of this Agreement which are expressly or impliedly intended to continue after termination shall continue in effect after termination. Clauses 4 (solely to the extent any such costs relate to work conducted prior to the effective date of termination), 6, 8 and 9 will expressly continue after the termination of this Agreement.

12	Independent Contractor

12.1	In the performance of the Project under this Agreement Glasgow and Leicester shall be deemed to be and shall be independent contractors and, as such, Glasgow and Leicester will not be entitled to any benefits applicable to employees of the Sponsor.

12.2	No Party is authorised or empowered to act as agent for another Party for any purpose and shall not on behalf of another Party enter into any contract, warranty, or representation as to any matter. Neither shall any Party be bound by the acts or conduct of another Party.

13	Liabilities

13.1	The Sponsor shall and hereby agrees to indemnify Glasgow and Leicester in full in respect of any loss, liability or damage including but not limited to liability for death, personal injury, or damage to property and any third party claims incurred or suffered by or imposed upon Glasgow or Leicester directly or indirectly as a result or in connection with the Project or the Sponsor’s use, development and/or exploitation of the Arising IP.

13.2	Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall exclude or limit a Party’s liability for the following:

13.2.1	death or personal injury resulting from negligence;

13.2.2	fraud or statements made fraudulently;

13.2.3	any other acts or omissions for which the governing law prohibits the exclusion or limitation of liability.

13.3	Save as provided in Clause 13.1 or 13.2, No Party will be liable for any loss of profit, loss of business, loss of goodwill, loss of savings, claims by third parties, loss of anticipated savings, indirect loss or consequential loss whatsoever and howsoever caused (even if caused by such Party’s negligence and/or breach of contract and even if such Party was advised that such loss would probably result).

13.4	Subject to Clause 13.2 of this Agreement, Glasgow’s total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Glasgow’s negligence and/or breach of contract) shall be limited for each event or series of linked events as follows:

13.4.1	in relation to liability arising out of a breach or negligence in connection with this Agreement to a maximum sum equal to the total Costs payable by the Sponsor to Glasgow under the Agreement, or £100,000, whichever is the greater;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.4.2	in relation to liability outside the scope of Clause 13.4.1, to £100,000.

13.5	Subject to Clause 13.2 of this Agreement, Leicester’s total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Leicester’s negligence and/or breach of contract) shall be limited for each event or series of linked events as follows:

13.5.1	in relation to liability arising out of a breach or negligence in connection with this Agreement to a maximum sum equal to the total Costs payable by the Sponsor to Leicester under the Agreement or £100,000 whichever is the greater;

13.5.2	in relation to liability outside the scope of Clause 13.5.1 , to £100,000.

13.6	Subject to Clause 13.2 of this Agreement and excluding Sponsor’s indemnification obligations under Clause 13.1, Sponsor’s total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Sponsor’s negligence and/or breach of contract) shall be limited for each event or series of linked events as follows:

13.6.1	in relation to liability arising out of a breach or negligence in connection with this Agreement to a maximum sum equal to the total Costs payable by the Sponsor to the injured Party under the Agreement or £100,000 whichever is the greater;

13.6.2	in relation to liability outside the scope of Clause 13.6.1, to £100,000.

13.7	Whilst Glasgow and Leicester will use all reasonable endeavours to ensure the accuracy of the work performed and any information and Results given, Glasgow and Leicester make no warranty, express or implied, as to accuracy and, subject to Clause 13.2 will not be held responsible for any consequence arising out of any inaccuracies or omissions unless such inaccuracies or omissions are the result of Glasgow’s and/or Leicester’s negligence.

13.8	The Sponsor acknowledges that the nature of the Project is research based and the application of any Results will not be thoroughly tested. Accordingly, subject to Clause 2, Glasgow and Leicester will not be liable for any claims, losses, damages or expenses whatsoever and howsoever caused arising out of any use (or interpretation) by the Sponsor or any other party of the Results (or any product or process generated out of them), notwithstanding that the formulation of such product or process may be based upon the Results.

13.9	The Sponsor warrants to Leicester and Glasgow that it has effected and shall maintain for the period of this Agreement and thereafter at all times during which the Sponsor is making use of developing and/or commercially exploiting the Arising IP, insurance in a minimum of £500,000 Sterling to cover the loss, liability and damage outlined in Clause 13.1. The Sponsor shall at any time upon demand produce to Leicester or Glasgow proof that this insurance has been affected and is in force. If Leicester or Glasgow becomes aware that the Sponsor has failed to effect and/or maintain the insurance required under this Clause the University may effect and maintain this insurance and the Sponsor shall be bound to reimburse Glasgow for the cost of effecting and maintaining this insurance on demand.

13.10	Each Party agrees that if it is notified by any third party of any claim or potential claim arising as a result of or in connection with the Project or the Sponsor’s use development and/or commercial exploitation of the Arising IP, it shall:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.10.1	forthwith inform the other Parties of such claim or potential claim;

13.10.2	take all reasonable steps to prevent judgement by fault or by default being granted in favour of that third party;

13.10.3	ensure that the other Parties are given the right to conduct proper consultations with the third party in relation to the claim or potential claim; and

13.10.4	if appropriate, allow the other Parties to join in the defence (including, but not limited to, settlement litigation or appeal) of any such claim.

If reasonably requested by a Party the defence to any such claim will be jointly conducted by the Parties. Notwithstanding anything to the contrary in this Section 13.10, to the extent any claim or potential claim by a third party is related solely to the use, development and/or commercial exploitation of the Arising IP independent of Glasgow’s or Leicester’s Background IP, then Sponsor shall have the sole and exclusive right to defend any such claim or potential claim, and Glasgow and Leicester shall provide Sponsor reasonable cooperation, at Sponsor’s expense, in connection therewith.

14	Third Party Rights

14.1	The Parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a Party to it.

15	Entire Agreement

15.1	Each Party acknowledges that this Agreement contains the whole agreement between the Parties in respect of its subject matter and supersedes all prior arrangements, agreements and understandings between them relating to the subject matter.

16	Force Majeure

16.1	Any failure or delay by any Party in the performance of its obligations pursuant to this Agreement which is due to a force majeure event will not be deemed a default of this Agreement or a ground for termination.

17	Assignment

17.1	This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Sponsor may assign this Agreement in connection with any merger, consolidation or sale of all or substantially all of the assets of Sponsor to which this Agreement relates.

18	Variation

18.1	Any variation to this Agreement (and/or the Project) shall be in writing and signed by authorised signatories for all Parties.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

19	Severability

19.1	If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

20	Waiver

20.1	No failure, delay relaxation or indulgence on the part of any Party in exercising or partial exercise of any right hereunder shall operate as a waiver of such rights.

21	Notices

21.1	Any notice, demand or communication in connection with this Agreement will be in writing and may be delivered by hand, first class post, Special Delivery post but not by email addressed to the recipients below (or another person which the recipients have notified in writing to the sender in accordance with this Clause 21.1, to be received by the sender not less than seven days before the notice is despatched).

21.1.1	For Leicester – to Enterprise and Business Development Office, University of Leicester, University Road, Leicester, LE1 7RH, United Kingdom

21.1.2	For Glasgow – to Head of Legal, Research, Support Office, University of Glasgow, Room 404, 10, The Square, Glasgow, G12 8QQ

21.1.3	For the Sponsor – to Philip J Young, CEO, AmpliPhi Biosciences, 4870 Sadler Rd Suite 300, Glen Allen, VA 23060, USA.

21.2	The notice, demand or communication will be deemed to have been duly served:

21.2.1	if delivered by hand, at the time of delivery;

21.2.2	if delivered by first class post or Special Delivery post, 48 hours after being posted (excluding days other than business days in England).

21.3	The contacts for academic issues and day to day management of the Project will be:-

21.3.1	For Leicester:- Dr Martha Clokie, Dept Infection, Immunity & Inflammation, University of Leicester, Maurice Shock Medical Sciences Building, University Road, Leicester, LE1 9HN, United Kingdom

21.3.2	For Glasgow:- Dr Gill Douce, Institute of infection, Immunity and Inflammation, MVLS, Glasgow Biomedical Research Centre, University Place, University of Glasgow, Glasgow, G12 8TA, United Kingdom.

21.3.3	For the Sponsor:- Philip J Young, CEO, AmpliPhi Biosciences, 800 E. Leigh St, Richmond, VA 23219, USA.

22	Disputes

22.1	All disputes will initially be referred by a Party to a representative of each Party responsible for the overall performance of this Agreement, who will meet as soon as reasonably practicable to discuss the dispute. If those representatives are unable to resolve the dispute after meeting, the dispute shall be referred to the Managing Director of the Sponsor and Head of Legal of Glasgow in disputes relating to programme of work and to the Head of Technology Transfer of Leicester for disputes relating to the role of Project Coordinator. The Directors will meet within 20 working days and attempt to resolve the dispute.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

22.2	If any dispute arises out of this Agreement which the Directors are unable to resolve within 5 working days of their meeting pursuant to Clause 22.1, the Parties will attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure.

22.3	To initiate a mediation a Party must give notice in writing to the other Parties requesting a mediation (the ‘ADR Notice’) and send a copy of the ADR Notice to CEDR.

22.4	If there is any point in the conduct of the mediation (including nomination of the mediator) upon which the Parties cannot agree within 14 days from the date of the ADR Notice, CEDR will, at the request of any Party, decide that point for the Parties, having consulted with them.

22.5	The mediation will start not later than 28 days after the date of the ADR Notice.

22.6	No Party may commence any court proceedings in relation to any dispute arising out of this Agreement until they have attempted to settle it by mediation and such attempt has been unsuccessful, provided that nothing in this Agreement will prevent a Party seeking injunctive relief to prevent or stay a breach of any provision of this Agreement.

23	Governing Law

23.1	This Agreement is governed by English law and the Parties submit to the exclusive jurisdiction of the courts of England and Wales.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Annex 1

The Project

‘Use of Hamster and mouse models of C. difficile infection to provide further validation of the use of bacteriophage in the treatment of C. difficile infections’

Glasgow’s contribution to the Project

Project program

[*****]

Leicester’s contribution to the Project

Leicester will provide Leicester’s C. difficile specific bacteriophage for testing in Glasgow’s animal models of infection.

Leicester will also fulfil the role of Project Coordinator; including scheduling regular Project updates and meetings, collating data and submitting reports to Sponsor.

Sponsor’s contribution to the Project

In addition to funding the work, Sponsor will provide advice throughout the project through regular telecons, e-mails and meetings.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Annex 2

Financial

[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Signed		Signed

Authorised Signature for and on behalf of Sponsor		Authorised Signature for and on behalf of Glasgow

Name	Philip J. Young	Name

Position	President & CEO	Position

Dated		Dated

Signed

Authorised Signature for and on behalf of Leicester

Name	Dr Chris Jones

Position	Head of Research Commercialisation

Dated

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